Exhibit 4.1
ACCELEVATION HOLDINGS CORP.
FORM OF REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of
              , 2026 among Accelevation Holdings Corp., a Delaware corporation (the “Company”), each of the investors listed on the signature pages hereto under the caption “Sponsor Investors” (collectively, the
“Sponsor Investors”), each Person who executes a Joinder as an “Other Investor” (collectively, the “Other
Investors”) and each of the executives who executes a Joinder as an “Executive” (collectively, the
“Executives”). Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Exhibit A attached hereto.
In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this
Agreement hereby agree as follows:
Section 1Demand Registrations.
(a)Requests for Registration.  At any time and from time to time, the Sponsor
Investors may request registration under the Securities Act of all or any portion of their Registrable
Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or on
Form S-3 or any similar short-form registration statement (“Short-Form Registrations”), if available (any such requested registration, a “Demand Registration”).  The Sponsor Investors may request that any
Demand Registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and
(if the Company is a WKSI at the time any such request is submitted to the Company or will become one by the time of the filing of such Shelf Registration) that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration
Statement”).  Each request for a Demand Registration must specify the approximate number or dollar value of Registrable Securities requested to be registered by the requesting Holders and (if known) the intended method of distribution.  The Sponsor Investors will be entitled to request an unlimited number of
Demand Registrations. The Company will pay all Expenses (as defined and described in Section 5), whether or not any such registration is consummated.
(b)Notice to Other Holders.  Within four (4) Business Days after receipt of any such request, the Company will give written notice of the Demand Registration to all other Holders and, subject to the terms of Section 1(e), will include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable
Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the receipt of the Company’s notice; provided that, with the written consent of the
Sponsor Investors, the Company may, or at the written request of the Sponsor Investors, the Company shall, instead provide notice of the Demand Registration to all other Holders within three (3) Business
Days following the non-confidential filing of the registration statement with respect to the Demand
Registration so long as such registration statement is not an Automatic Shelf Registration Statement.
(c)Form of Registrations.  All Long-Form Registrations will be underwritten registrations unless otherwise approved by the Sponsor Investors. Demand Registrations will be Short-
Form Registrations whenever the Company is permitted to use any applicable short form unless otherwise requested by the Sponsor Investors.

(d)Shelf Registrations.
(i)For so long as a registration statement for a Shelf Registration (a “Shelf
Registration Statement”) is and remains effective, the Sponsor Investors will have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities available for sale pursuant to such registration statement (“Shelf
Registrable Securities”).  If the Sponsor Investors desire to sell Registrable Securities pursuant to an underwritten offering, then the Sponsor Investors may deliver to the Company a written notice
(a “Shelf Offering Notice”) specifying the number of Shelf Registrable Securities that the
Sponsor Investors desire to sell pursuant to such underwritten offering (the “Shelf Offering”).  As promptly as practicable, but in no event later than two (2) Business Days after receipt of a Shelf
Offering Notice, the Company will give written notice of such Shelf Offering Notice to all other
Holders of Shelf Registrable Securities that have been identified as selling stockholders in such
Shelf Registration Statement and are otherwise permitted to sell in such Shelf Offering, which such notice shall request that each such Holder specify, within seven (7) days after the
Company’s receipt of the Shelf Offering Notice, the maximum number of Shelf Registrable
Securities such Holder desires to be disposed of in such Shelf Offering.  The Company, subject to
Section 1(e) and Section 7, will include in such Shelf Offering all Shelf Registrable Securities with respect to which the Company has received timely written requests for inclusion.  The
Company will, as expeditiously as possible (and in any event within fourteen (14) days after the receipt of a Shelf Offering Notice), but subject to Section 1(e), use its best efforts to consummate such Shelf Offering.
(ii)If the Sponsor Investors desire to engage in an underwritten block trade or bought deal pursuant to a Shelf Registration Statement (either through filing an Automatic
Shelf Registration Statement or through a take-down from an already existing Shelf Registration
Statement) (each, an “Underwritten Block Trade”), then notwithstanding the time periods set forth in Section 1(d)(i), the Sponsor Investors may notify the Company of the Underwritten Block
Trade not less than two (2) Business Days prior to the day such offering is first anticipated to commence.  If requested by the Sponsor Investors, the Company will promptly notify other
Holders of such Underwritten Block Trade and such notified Holders (each, a “Potential
Participant”) may elect whether or not to participate no later than the next Business Day (i.e. one
(1) Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by the Sponsor Investors), and the Company will as expeditiously as possible use its best efforts to facilitate such Underwritten Block Trade (which may close as early as two (2) Business
Days after the date it commences); provided further that, notwithstanding the provisions of
Section 1(d)(i), no Holder (other than Holders of Sponsor Investor Registrable Securities) will be permitted to participate in an Underwritten Block Trade without the written consent of the
Sponsor Investors.  Any Potential Participant’s request to participate in an Underwritten Block
Trade shall be binding on the Potential Participant.
(iii)All determinations as to whether to complete any Shelf Offering and as to the timing, manner, price and other terms of any Shelf Offering contemplated by this Section
1(d) shall be determined by the Sponsor Investors, and the Company shall use its best efforts to cause any Shelf Offering to occur in accordance with such determinations as promptly as practicable.
(iv)The Company will, at the request of the Sponsor Investors, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the Sponsor
Investors to effect such Shelf Offering.
(e)Priority on Demand Registrations and Shelf Offerings.  The Company will not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the Sponsor Investors.  If a Demand Registration or a Shelf Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of
Registrable Securities and (if permitted hereunder) other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities (if any), which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Company will include in such offering (prior to the inclusion of any securities which are not Registrable Securities) the number of Registrable Securities requested to be included by any Holder which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder.
(f)Restrictions on Demand Registration and Shelf Offerings.
(i)The Company may postpone, for up to 60 days (or with the consent of the Sponsor Investors, a longer period) from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Shelf Registrable Securities) by providing written notice to the Holders if the following conditions are met: (A) the Company determines that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the
Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving the Company and (B)
upon advice of counsel, the sale of Registrable Securities pursuant to the registration statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable law, and either (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction or (y) such transaction renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the registration statement (or such filings) to become effective or to promptly amend or supplement the registration statement on a post effective basis, as applicable.  The Company may delay or suspend the effectiveness of a Demand Registration or
Shelf Registration Statement pursuant to this Section 1(f)(i) only once in any twelve (12)-month period (for avoidance of doubt, in addition to the Company’s rights and obligations under Section
4(a)(vi)) unless additional delays or suspensions are approved by the Sponsor Investors.
(ii)In the case of an event that causes the Company to suspend the use of a
Shelf Registration Statement as set forth in Section 1(f)(i) above or pursuant to Section 4(a)(vi) (a
“Suspension Event”), the Company will give a notice to the Holders whose Registrable Securities are registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice must state generally the basis for the notice and that such suspension will continue only for so long as the Suspension Event or its effect is continuing.  Each Holder agrees not to effect any sales of its Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension
Notice from the Company and prior to receipt of an End of Suspension Notice.  A Holder may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration

Statement (or such filings) following further written notice to such effect (an “End of Suspension
Notice”) from the Company, which End of Suspension Notice will be given by the Company to the Holders promptly following the conclusion of any Suspension Event (and in any event during the permitted Suspension Period).
(g)Selection of Counsel and Underwriters.  The Sponsor Investors shall select each of the legal counsel to the Company, the investment banker(s) and manager(s) to administer any underwritten offering in connection with any Demand Registration or Shelf Offering.
(h)Other Registration Rights.  Except as provided in this Agreement, the Company will not grant to any Person(s) the right to request the Company or any Subsidiary to register any equity securities of the Company or any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Sponsor Investors; provided that, with the prior approval of the Sponsor Investors, the Company may grant rights to employees of the
Company and its Subsidiaries to participate in Piggyback Registrations so long as they sign a Joinder as an “Executive”  and Holder of “Executive Registrable Securities” hereunder.
(i)Revocation of Demand Notice or Shelf Offering Notice.  At any time prior to the effective date of the registration statement relating to a Demand Registration or the “pricing” of any offering relating to a Shelf Offering Notice, the Sponsor Investors who initiated such Demand
Registration or Shelf Offering may revoke or withdraw such notice of a Demand Registration or Shelf
Offering Notice on behalf of all Holders participating in such Demand Registration or Shelf Offering without liability to such Holders (including, for the avoidance of doubt, the other Participating Sponsor
Investors), in each case by providing written notice to the Company.
(j)Confidentiality.  Each Holder agrees to treat as confidential the receipt of any notice hereunder (including notice of a Demand Registration, a Shelf Offering Notice and a Suspension
Notice) and the information contained therein, and not to disclose or use the information contained in any such notice (or the existence thereof) without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by such Holder in breach of the terms of this Agreement).
Section 2Piggyback Registrations.
(a)Right to Piggyback.  Whenever the Company proposes to register any of its equity securities under the Securities Act (including primary and secondary registrations, and other than pursuant to an Excluded Registration) (a “Piggyback Registration”), the Company will give prompt written notice (and in any event within three (3) Business Days after the public filing of the registration statement relating to the Piggyback Registration) to all Holders of its intention to effect such Piggyback
Registration and, subject to the terms of Section 2(b) and Section 2(c), will include in such Piggyback
Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after delivery of the Company’s notice; provided that the
Company shall not be required to provide such notice or include any Registrable Securities in such registration if the Sponsor Investors elect not to include any Sponsor Investor Registrable Securities in such registration, unless the Sponsor Investors otherwise consent in writing. Any Participating Sponsor
Investor may withdraw its request for inclusion at any time prior to executing the underwriting agreement, or if none, prior to the applicable registration statement becoming effective.

(b)Priority on Primary Registrations. Other than the securities the Company proposes to register on its own behalf, the Company will not include in any Piggyback Registration any securities that are not Registrable Securities without the prior written consent of the Sponsor Investors. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by any Holder which, in the opinion of such underwriters, can be sold,  without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder and (iii)
third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.
(c)Priority on Secondary Registrations. Other than the securities the Company proposes to register on its own behalf, the Company will not include in any Piggyback Registration any securities that are not Registrable Securities without the prior written consent of the Sponsor Investors. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s equity securities (other than pursuant to Section 1 hereof), and the managing underwriters advise the
Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the Holders initially requesting such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, (ii) second, the Registrable Securities requested to be included in such registration by any other Holder which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.
(d)Right to Terminate Registration. The Company will have the right to terminate or withdraw any registration initiated by it under this Section 2, whether or not any holder of Registrable
Securities has elected to include securities in such registration.
(e)Selection of Counsel and Underwriters. If any Piggyback Registration is an
underwritten offering, the Sponsor Investors shall select each of the legal counsel for the Company, the investment bank(s) and manager(s) for the offering.
Section 3Stockholder Lock-Up Agreements and Company Holdback Agreement.
(a)Stockholder Lock-up Agreements. In connection with any underwritten Public
Offering, each Holder will enter into any lock-up, holdback or similar agreements requested by the underwriter(s) managing such offering, in each case with such modifications and exceptions as may be approved by the Sponsor Investors.  Without limiting the generality of the foregoing, each Holder hereby agrees that in connection with the initial Public Offering and in connection with any Demand
Registration, Shelf Offering or Piggyback Registration that is an underwritten Public Offering, not to (i)
offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Company (including equity securities of the Company that may be deemed to be beneficially owned by such Holder in accordance with the rules and regulations of the

SEC) (collectively, “Securities”), or any securities, options or rights convertible into or exchangeable or exercisable for Securities (collectively, “Other Securities”), (ii) enter into a transaction which would have the same effect as described in clause (i) above, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other
Securities, whether such transaction is to be settled by delivery of such Securities or Other Securities, in cash or otherwise (each of (i), (ii) and (iii) above, a “Sale Transaction”), or (iv) publicly disclose the intention to enter into any Sale Transaction, commencing on the earlier of (A) the date on which the
Company gives notice to the Holders that a preliminary prospectus for such underwritten Public Offering has been circulated to potential investors or (B) the “pricing” of such offering, and continuing to the date that is (x) 180 days following the date of the final prospectus for such underwritten Public Offering in the case of the initial Public Offering or (y) 90 days following the date of the final prospectus in the case of any other such underwritten Public Offering (each such period, or such shorter period as agreed to by the managing underwriters, a “Holdback Period”), in each case with such modifications and exceptions as may be approved by the Sponsor Investors.  The Company may impose stop-transfer instructions with respect to any Securities or Other Securities subject to the restrictions set forth in this Section 3(a) until the end of such Holdback Period.
(b)Company Holdback Agreement.  The Company (i) will not file any registration statement for a Public Offering or cause any such registration statement to become effective, or effect any public sale or distribution of its Securities or Other Securities during any Holdback Period (other than as part of such underwritten Public Offering, or a registration on Form S-4 or Form S-8 or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Other Securities) and (ii) will cause each holder of Securities and Other
Securities (including each of its directors and executive officers) to agree not to effect any Sale
Transaction during any Holdback Period, except as part of such underwritten registration (if otherwise permitted), unless approved in writing by the Sponsor Investors and the underwriters managing the Public
Offering and to enter into any lock-up, holdback or similar agreements requested by the underwriter(s)
managing such offering, in each case with such modifications and exceptions as may be approved by the
Sponsor Investors.
Section 4Registration Procedures.
(a)Company Obligations. Whenever the Holders have requested that any
Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, the
Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:
(i)prepare and file with (or submit confidentially to) the SEC a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, all in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder; provided, that before filing or confidentially submitting a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Sponsor Investors covered by such registration statement copies of all such documents proposed to be filed or submitted, which documents will be subject to the review and comment of such counsel;

(ii)notify each Holder of (A) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;
(iii)prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the
Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;
(iv)furnish, without charge, to each seller of Registrable Securities thereunder and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement
(including each preliminary prospectus) (in each case including all exhibits and documents incorporated by reference therein), each amendment and supplement thereto, each Free Writing
Prospectus and such other documents as such seller or underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller (the
Company hereby consenting to the use in accordance with all applicable laws of each such registration statement, each such amendment and supplement thereto, and each such prospectus
(or preliminary prospectus or supplement thereto) or Free Writing Prospectus by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);
(v)use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction;
(vi)notify in writing each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or of any information or circumstances as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 1(f), if required by applicable law or to the extent requested by the Sponsor Investors, the Company will use its best efforts to promptly prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading and (D) if at any time the representations and warranties of the Company in any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct;
(vii)(A) use best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such
Registrable Securities with FINRA, and (B) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;
(viii)use best efforts to provide a transfer agent and registrar for all such
Registrable Securities not later than the effective date of such registration statement;
(ix)enter into and perform such customary agreements (including, as applicable, underwriting agreements in customary form) and take all such other actions as the
Sponsor Investors or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making available the executive officers of the Company and participating in “road shows,” investor presentations, marketing events and other selling efforts and effecting a stock or unit split or combination, recapitalization or reorganization);
(x)make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition or sale pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as will be necessary to enable them to exercise their due diligence responsibility, and cause the
Company’s officers, directors, employees, agents, representatives and independent accountants to be available for due diligence discussions and supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and the disposition of such Registrable Securities pursuant thereto;
(xi)take all actions to ensure that any Free Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration or Shelf Offering hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities
Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(xii)otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the
Securities Act and Rule 158 thereunder;
(xiii)permit any Holder which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder and its counsel should be included;
(xiv)use best efforts to (A) make Short-Form Registrations available for the sale of Registrable Securities and (B) prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Equity included in such registration statement for sale in any jurisdiction, and in the event any such order is issued, use best efforts to obtain promptly the withdrawal of such order;
(xv)use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;
(xvi)cooperate with the Holders covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, or the removal of any restrictive legends associated with any account at which such securities are held, and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Holders may request;
(xvii)if requested by any managing underwriter, include in any prospectus or prospectus supplement updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;
(xviii)take no direct or indirect action prohibited by Regulation M under the
Exchange Act; provided, however, that to the extent that any prohibition is applicable to the
Company, the Company will take such action as is necessary to make any such prohibition inapplicable;
(xix)(A) cooperate with each Holder covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the New York

Stock Exchange, Nasdaq or any other national securities exchange on which the shares of
Common Equity are or are to be listed, and (B) to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter;
(xx)in the case of any underwritten offering, use its best efforts to obtain, and deliver to the underwriter(s), in the manner and to the extent provided for in the applicable underwriting agreement, one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;
(xxi)use its best efforts to provide (A) a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement addressed to the Company,
(B) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a Demand Registration or Shelf Offering, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the closing date of the applicable sale, (1) one or more legal opinions of the Company’s outside counsel, dated such date, in form and substance as customarily given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities, (2) one or more
“negative assurances letters” of the Company’s outside counsel, dated such date, in form and substance as is customarily given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities, in each case, addressed to the underwriters, if any, or, if requested, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities and (3) customary certificates executed by authorized officers of the Company as may be requested by any Holder or any underwriter of such Registrable Securities;
(xxii)if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such
Automatic Shelf Registration Statement is required to remain effective;
(xxiii)if the Company does not pay the filing fee covering the Registrable
Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;
(xxiv)if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration
Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form
S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective; and
(xxv)if requested by any Participating Sponsor Investor, cooperate with such
Participating Sponsor Investor and with the managing underwriter or agent, if any, on reasonable notice to facilitate any Charitable Gifting Event and to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the underwritten offering if it so elects.
(b)Officer Obligations. Each Holder that is an officer of the Company agrees that if and for so long as he or she is employed by the Company or any Subsidiary thereof, he or she will participate fully in the sale process in a manner customary for persons in like positions and consistent with his or her other duties with the Company, including the preparation of the registration statement and the preparation and presentation of any road shows.
(c)Automatic Shelf Registration Statements. If the Company files any Automatic
Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, and the Sponsor Investors do not request that their Registrable Securities be included in such Shelf
Registration Statement, the Company agrees that, at the request of the Sponsor Investors, it will include in such Automatic Shelf Registration Statement such disclosures as may be required by Rule 430B in order to ensure that the Sponsor Investors may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.  If the Company has filed any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company shall, at the request of the Sponsor Investors, file any post-effective amendments necessary to include therein all disclosure and language necessary to ensure that the holders of Registrable Securities may be added to such Shelf Registration Statement.
(d)Additional Information. The Company may require each seller of Registrable
Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing, as a condition to such seller’s participation in such registration.
(e)In-Kind Distributions. If any Sponsor Investor (and/or any of their Affiliates)
seeks to effectuate an in-kind distribution of all or part of their Registrable Securities to their respective direct or indirect equityholders, the Company will, subject to any applicable lock-ups, reasonably cooperate with and assist such stockholder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such stockholder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Company Equity without restrictive legends, to the extent no longer applicable).
(f)Suspended Distributions.  Each Person participating in a registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(vi), such Person will immediately discontinue the disposition of its Registrable
Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(a)(vi), subject to the Company’s compliance with its obligations under Section 4(a)(vi).
(g)Registrable Securities Transactions.  If requested by any Holder in connection with any transaction involving any Registrable Securities (including any sale or other transfer of such securities without registration under the Securities Act, any margin loan with respect to such securities and any pledge of such securities), the Company agrees to provide such Holder with customary and reasonable assistance to facilitate such transaction, including, without limitation, (i) such action as such
Holder may reasonably request from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act and (ii) entering into an “issuer’s agreement” in connection with any margin loan with respect to such securities in customary form.
(h)Indemnity in Lieu of Medallion Guarantee. The Company shall, at the request of any Sponsor Investor, enter into an indemnification agreement in customary form, in favor of the
Company’s transfer agent (or any successor transfer agent) in lieu of any requirement of any Sponsor
Investor or any of their respective Affiliates to provide a medallion guarantee in connection with any sale, transfer or other disposition of any Registrable Securities by such Sponsor Investor or Affiliates.
(i)Other.  To the extent that any of the Participating Sponsor Investors is or may be deemed to be an “underwriter” of Registrable Securities pursuant to any SEC comments or policies, the
Company agrees that (i) the indemnification and contribution provisions contained in Section 6 shall be applicable to the benefit of such Participating Sponsor Investor in their role as an underwriter or deemed underwriter in addition to their capacity as a Holder and (ii) such Participating Sponsor Investor shall be entitled to conduct the due diligence which they would normally conduct in connection with an offering of securities registered under the Securities Act, including without limitation receipt of customary opinions and comfort letters addressed to such Participating Sponsor Investor.
Section 5Expenses.
Except as expressly provided herein, all out-of-pocket expenses incurred by the Company or any Sponsor Investor in connection with the performance of or compliance with this Agreement and/or in connection with any sale, transfers, distributions or other disposition of Registrable Securities by any
Sponsor Investor, including pursuant to a Demand Registration, Piggyback Registration or Shelf Offering,
whether or not the same shall become effective, shall be paid by the Company, including, without limitation: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “blue sky” laws, (iii) all expenses associated with filings required to be made with the SEC by any Sponsor Investors reporting a change in beneficial ownership, (iv) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository
Trust Company or other depositary and of printing prospectuses and Company Free Writing
Prospectuses), (v) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (vi) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vii) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed (or on which exchange the Registrable Securities are proposed to be listed in the case of the initial Public Offering), (viii) all applicable rating agency fees with respect to the Registrable Securities, (ix) all fees and disbursements of legal counsel for the Company, (x) all reasonable fees and disbursements of one legal counsel for selling
Holders selected by the Sponsor Investors (which may be the same counsel as selected for the Company)
together with any necessary local counsel as may be required by the Sponsor Investors, (xi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xii) all fees and expenses of any special experts or other Persons retained by the Company or the Sponsor Investors in connection with any Registration, (xiii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiv) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging.  All such expenses are referred to herein as “Expenses.”  The Company shall not be required to pay, and each

Person that sells securities pursuant to a Demand Registration, Shelf Offering or Piggyback Registration
hereunder will bear and pay, all underwriting discounts and commissions applicable to the Registrable
Securities sold for such Person’s account and all transfer taxes (if any) attributable to the sale of
Registrable Securities.
Section 6Indemnification and Contribution.
(a)By the Company.  The Company will indemnify and hold harmless, to the fullest extent permitted by law and without limitation as to time, each Holder, such Holder’s officers, directors employees, agents, fiduciaries, stockholders, managers, partners, members, Affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each Person who controls such holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses)
(collectively, “Losses”) caused by, resulting from, arising out of, based upon or related to any of the following (each, a “Violation”) by the Company:  (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free Writing
Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 6, collectively called an “application”) executed by or on behalf of the
Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated
therein or necessary to make the statements therein not misleading or (iii) any Violation or alleged
Violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance.  In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses.
Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement, or omission, made in such registration statement, any such prospectus, preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein or by such Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such
Indemnified Party with a sufficient number of copies of the same.  In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties or as otherwise agreed to in the underwriting agreement executed in connection with such underwritten offering. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of such securities by such seller.
(b)By Holders.  In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities
Act) against any Losses resulting from (as determined by a final and appealable judgment, order or decree of a court of competent jurisdiction) any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided that the obligation to indemnify will be individual, not joint and several, for each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.
(c)Claim Procedure.  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii)
unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties will have a right to retain one separate counsel, chosen by the majority of the conflicted indemnified parties involved in the indemnification and approved by the Sponsor Investors, at the expense of the indemnifying party.
(d)Contribution.  If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any Losses referred to herein, then such indemnifying party will contribute to the amounts paid or payable by such indemnified party as a result of such Losses,
(i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) of this Section 6(d) is not permitted by applicable law, then in such proportion as is appropriate to reflect not only such relative fault but also the relative benefit of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution will be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.  The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue (or, as applicable alleged) untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 6(d)
were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations.  The amount paid or payable by an indemnified party as a result of the Losses referred to herein will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)
of the Securities Act) will be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)Release.  No indemnifying party will, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(f)Non-exclusive Remedy; Survival.  The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its
Subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this
Section 6 applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Registrable Securities and the termination or expiration of this Agreement.
Section 7Cooperation with Underwritten Offerings.  No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-
allotment or “green shoe” option requested by the underwriters; provided that no Holder will be required to sell more than the number of Registrable Securities such Holder has requested to include in such registration) and (ii) completes, executes and delivers all questionnaires, powers of attorney, stock powers, custody agreements, indemnities, underwriting agreements and other documents and agreements required under the terms of such underwriting arrangements or as may be reasonably requested by the
Company and the lead managing underwriter(s).  To the extent that any such agreement is entered into pursuant to, and consistent with, Section 3, Section 4 and/or this Section 7, the respective rights and obligations created under such agreement will supersede the respective rights and obligations of the
Holders, the Company and the underwriters created thereby with respect to such registration.
Section 8Joinder.  The Company may from time to time (with the prior written consent of the Sponsor Investors) permit any Person who acquires Common Equity (or rights to acquire
Common Equity) to become a party to this Agreement and to be entitled to and be bound by all of the rights and obligations as a Holder by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit B attached hereto (a “Joinder”).  Upon the execution and delivery of a Joinder by such
Person, the Common Equity held by such Person shall become the category of Registrable Securities (i.e.,
Sponsor Investor Registrable Securities, Other Investor Registrable Securities or Executive Registrable
Securities), and such Person shall be deemed the category of Holder (i.e., Sponsor Investor, Other
Investor or Executive), in each case as set forth on the signature page to such Joinder.
Section 9General Provisions.
(a)Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the
Company and the Sponsor Investors who are then Holders; provided that no such amendment, modification or waiver that would treat a specific Holder or group of Holders of Registrable Securities
(i.e., Sponsor Investors, Other Investors or Executives) in a manner materially and adversely different than any other Holder or group of Holders will be effective against such Holder or group of Holders without the consent of the holders of a majority of the Registrable Securities that are held by the group of
Holders that is materially and adversely affected thereby.  The failure or delay of any Person to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms.  A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement will not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.
(b)Remedies.  The parties to this Agreement will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.  The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party will be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction
(without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.
(c)Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this
Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.
(d)Entire Agreement.  Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.
(e)Successors and Assigns.  Except as otherwise provided herein, this Agreement will bind and inure to the benefit and be enforceable by the Company and its successors and permitted assigns. Each of the Sponsor Investors may assign its rights hereunder to its Affiliates; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to cause such prospective transferee to execute and deliver to the Company a Joinder. Except as otherwise provided herein, the rights under this Agreement are personal to the Holders and are not assignable without the prior written consent of each of the Company and the Sponsor Investors.
(f)Notices.  Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given
(i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient; but if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three
Business Days after it is mailed to the recipient by first class mail, return receipt requested.  Such notices, demands and other communications will be sent to the Company at the address specified on the signature page hereto or any Joinder and to any holder, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.  Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein.  The Company’s address is:
Accelevation Holdings Corp.
9555 N. Springboro Pike, Suite 400
Miamisburg, Ohio 45342
Attn:     Michael Rubiera
Email:   ****
With a copy to:
Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois 60654
Attn:     Robert M. Hayward, P.C.
             Robert E. Goedert, P.C.
Email:  ****
             ****
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
(g)Business Days.  If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period will automatically be extended to the Business
Day immediately following such Saturday, Sunday or legal holiday.
(h)Governing Law. The corporate law of the State of Delaware will govern all issues and questions concerning the relative rights of the Company and its equityholders. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
(i)MUTUAL WAIVER OF JURY TRIAL.  AS A SPECIFICALLY BARGAINED
FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS
AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH
PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR
PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE
MATTERS CONTEMPLATED HEREBY.
(j)CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  EACH OF
THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE
UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, FOR THE PURPOSES
OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY
RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.
EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS,
SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S

RESPECTIVE ADDRESS SET FORTH ABOVE WILL BE EFFECTIVE SERVICE OF PROCESS FOR
ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS
SUBMITTED TO JURISDICTION IN THIS PARAGRAPH.  EACH OF THE PARTIES HERETO
IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF
VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY
RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY
IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND
HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND
AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT
OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN
INCONVENIENT FORUM.
(k)No Recourse.  Notwithstanding anything to the contrary in this Agreement, the
Company and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, will be had against any current or future director, officer, employee, general or limited partner or member of any Holder or any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
(l)Descriptive Headings; Interpretation.  The descriptive headings of this
Agreement are inserted for convenience only and do not constitute a part of this Agreement.  The use of the word “including” in this Agreement will be by way of example rather than by limitation.
(m)No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.
(n)Counterparts.  This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement.
(o)Electronic Delivery.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p)Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Holder agrees to execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.
(q) Dividends, Recapitalizations, etc.  If at any time or from time to time there is any change in the capital structure of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment will be made in the provisions hereof so that the rights and privileges granted hereby will continue.
(r)No Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder, except as otherwise expressly provided herein.
(s)Current Public Information. At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the
Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the
Exchange Act and will take such further action as the Sponsor Investors may reasonably request, all to the extent required to enable such Holders to sell Registrable Securities pursuant to Rule 144.
*     *     *     *     *
Signature Page to Registration Rights Agreement
IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

ACCELEVATION HOLDINGS CORP.

By:
Name:
Its:

SPONSOR INVESTORS:

ACCELEVATION PUBCO HOLDINGS LP

By:
Name:
Its:

ACCELEVATION INVESTMENT HOLDINGS LLC

By:
Name:
Its:
A-1
EXHIBIT A
DEFINITIONS
Capitalized terms used in this Agreement have the meanings set forth below.
“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person and, in the case of an individual, also includes any member of such individual’s Family Group; provided, that the Company and its Subsidiaries will not be deemed to be
Affiliates of any holder of Registrable Securities.  As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) will mean possession, directly or indirectly, of power to direct or cause the direction of management or policies
(whether through ownership of securities, by contract or otherwise).
“Agreement” has the meaning set forth in the preamble.
“Automatic Shelf Registration Statement” has the meaning set forth in Section 1(a).
“Business Day” means a day that is not a Saturday or Sunday or a day on which banks in
New York City are authorized or requested by law to close.
“Charitable Gifting Event” means any transfer by a Sponsor Investor, or any subsequent transfer by such Holder’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization on the date of, but prior to, the execution of the underwriting agreement entered into in connection with any underwritten offering.
“Charitable Organization” means a charitable organization as described by Section
501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.
“Common Equity” means (i) the Company’s Class A common stock, par value $0.0001 per share and (ii) shares of the Company’s Class A common stock issuable upon conversion or in exchange for LLC Units of Accelevation Holdings LLC.  In the event of a Corporate Conversion,
Common Equity will thereafter mean the common stock issued upon conversion or in exchange for the
Company’s Common Equity.
“Company” has the meaning set forth in the preamble and shall include its successor(s).
“Demand Registration” has the meaning set forth in Section 1(a).
“End of Suspension Notice” has the meaning set forth in Section 1(f)(ii).
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.
“Excluded Registration” means any registration (i) pursuant to a Demand Registration
(which is addressed in Section 1(a)), or (ii) in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms.
“Executives” has the meaning set forth in the recitals.
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“Executive Registrable Securities” means any Common Equity held by the management employees of the Company who are listed as “Executives” on the signature page hereto or to a Joinder.
“Expenses” has the meaning set forth in Section 5.
“Family Group” means with respect to any individual, such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) and the spouses of such descendants, any trust, limited partnership, corporation or limited liability company established solely for the benefit of such individual or such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) or the spouses of such descendants.
“FINRA” means the Financial Industry Regulatory Authority.
“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405.
“Holdback Period” has the meaning set forth in Section 3(a).
“Holder” means a holder of Registrable Securities who is a party to this Agreement
(including by way of Joinder).
“Indemnified Parties” has the meaning set forth in Section 6(a).
“Joinder” has the meaning set forth in Section 8.
“Long-Form Registrations” has the meaning set forth in Section 1(a).
“Losses” has the meaning set forth in Section 6(a).
“Other Investors” has the meaning set forth in the preamble.
“Other Investor Registrable Securities” means (i) any Common Equity held (directly or indirectly) by any Other Investors or any of their Affiliates, and (ii) any equity securities of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.
“Participating Sponsor Investors” means any Sponsor Investor(s) participating in the request for a Demand Registration, Shelf Offering, Piggyback Registration or Underwritten Block Trade.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Piggyback Registration” has the meaning set forth in Section 2(a).
“Public Offering” means any sale or distribution by the Company, one of its Subsidiaries and/or Holders to the public of Common Equity or other securities convertible into or exchangeable for
Common Equity pursuant to an offering registered under the Securities Act.
A-3
“Qualified Independent Underwriter” has the meaning set forth by FINRA in Section
5121(f)(12), or any successor provision thereto.
“Registrable Securities” means Sponsor Investor Registrable Securities, Other Investor
Registrable Securities and Executive Registrable Securities.  As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144 following the consummation of the initial
Public Offering, (c) distributed to the direct or indirect partners or members of a Sponsor Investor or (d)
repurchased by the Company or a Subsidiary of the Company.  For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities, and the Registrable Securities will be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable
Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person will be entitled to exercise the rights of a holder of
Registrable Securities hereunder (it being understood that a holder of Registrable Securities may only request that Registrable Securities in the form of Common Equity be registered pursuant to this
Agreement).  Notwithstanding the foregoing, following the consummation of an initial Public Offering, any Registrable Securities held by any Person (other than any Sponsor Investor or its Affiliates) that may be sold under Rule 144(b)(1)(i) without limitation under any of the other requirements of Rule 144 will be deemed not to be Registrable Securities.
“Rule 144”, “Rule 158”, “Rule 405”, “Rule 415”, “Rule 430B” and “Rule 462” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same will be amended from time to time, or any successor rule then in force.
“Sale of the Company” means any transaction or series of transactions pursuant to which any Person(s) or a group of related Persons (other than any Sponsor Investor and/or its Affiliates) in the aggregate acquires: (i)  Common Equity of the Company entitled to vote (other than voting rights accruing only in the event of a default, breach, event of noncompliance or other contingency) to elect directors with a majority of the voting power of the Company’s board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s Common Equity) or (ii) all or substantially all of the Company’s and its Subsidiaries’ assets determined on a consolidated basis;
provided that a Public Offering will not constitute a Sale of the Company.
“Sale Transaction” has the meaning set forth in Section 3(a).
“SEC” means the United States Securities and Exchange Commission.
“Securities” has the meaning set forth in Section 3(a).
“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.
“Shelf Offering” has the meaning set forth in Section 1(d)(i).
“Shelf Offering Notice” has the meaning set forth in Section 1(d)(i).
“Shelf Registration” has the meaning set forth in Section 1(a).
“Shelf Registrable Securities” has the meaning set forth in Section 1(d)(i).
A-4
“Shelf Registration Statement” has the meaning set forth in Section 1(d).
“Short-Form Registrations” has the meaning set forth in Section 1(a).
“Sponsor Investors” has the meaning set forth in the recitals; provided that any decision to be made under this Agreement by the Sponsor Investors shall be made by the holders of a majority of all Sponsor Investor Registrable Securities
“Sponsor Investor Registrable Securities” means (i) any Common Equity held (directly or indirectly) by any Sponsor Investor or any of its Affiliates, and (ii) any equity securities of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.
“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof.  For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such
Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or will be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.
“Suspension Event” has the meaning set forth in Section 1(f)(ii).
“Suspension Notice” has the meaning set forth in Section 1(f)(ii).
“Suspension Period” has the meaning set forth in Section 1(f)(i).
“Violation” has the meaning set forth in Section 6(a).
“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.